Exhibit 10.6

COMMODITY SUB-ADVISERY AGREEMENT

AGREEMENT dated as of the                         , between Volatility Shares, LLC, a limited liability company with its principal place of business in New York (herein called the “Sponsor”), and Milliman Financial Risk Management LLC a Delaware limited liability company with its principal place of business at 71 S. Wacker Dr., Chicago, IL 60606 (herein called the “Commodity Sub-Adviser”) (the “Agreement”).

WHEREAS, the Sponsor is the sponsor of VS Trust, a Delaware statutory trust (herein called the “Trust”), a trust that will issues publicly offered shares in exchange-traded investment products;

WHEREAS, the Sponsor wishes to retain the Commodity Sub-Adviser to assist the Sponsor in providing advisory services in connection with such series of the Trust as now or hereafter may be identified on Exhibit B hereto as such schedule may be amended from time to time with the consent of the parties hereto (each herein called a “Fund”); and

WHEREAS, the Commodity Sub-Adviser is willing to provide such services to the Sponsor upon the terms and conditions and for the compensation set forth below.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

1. Appointment. Sponsor hereby appoints Commodity Sub-Adviser to provide Commodity Sub-Advisory services to each Fund identified in Exhibit B in the management of each Fund’s commodity investments for the period commencing on the Effective Date and Time (as defined in Section 13 below) and on the terms set forth in this Agreement. Commodity Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2. Services to be Performed. Subject always to the supervision of Sponsor, Commodity Sub-Adviser will furnish an investment program in respect of, make investment decisions for, and place all orders for the purchase and sale of futures contracts, forward contracts, options contracts, swap contracts and other commodity interests (“Commodity Interests”), all on behalf of the Fund and as described in the Fund’s effective registration statement (the “Registration Statement”), consistent with the investment objectives and restrictions of the Fund described therein. In the performance of its duties, Commodity Sub-Adviser will satisfy its fiduciary duties to the Fund, will select and monitor the Fund’s investments in Commodity Interests and will comply with the provisions of the Fund’s Trust Agreement (the “Trust Agreement”) as filed with the Registration Statement, as the Trust Agreement may be amended from time to time (to the extent Commodity Sub-Adviser has been notified in writing of such amendments at least 90 days prior to effectiveness), and the Fund’s investment objectives, policies and restrictions as disclosed in the Registration Statement, as such investment objectives, policies and restrictions may be amended from time to time (to the extent Commodity Sub-Adviser has been notified in writing of such amendments at least 90 days prior to effectiveness). Sponsor will provide Commodity Sub-Adviser with current copies of the Fund’s organizational documents, prospectus and any amendments thereto, and any written objectives (as contained in the investment guidelines, if any), policies, procedures or limitations not appearing therein as they may be relevant to Commodity Sub-Adviser’s performance under this Agreement, all of which will be binding on Commodity Sub-Adviser upon receipt thereof from Sponsor at least 90 days prior to effectiveness. Commodity Sub-Adviser and Sponsor will each make its officers and employees available to the other from time to time at reasonable times to review investment policies of the Fund and to consult with each other regarding the investment affairs of the Fund. Commodity Sub-Adviser will report to Sponsor with respect to Commodity Sub-Adviser’s services hereunder.

All commissions and expenses arising from the trading of Commodity Interests, or other transactions in the course of the administration of the Fund’s account, shall be charged to the Fund’s account with its clearing broker(s). If requested by Commodity Sub-Adviser, Sponsor shall deliver to Commodity Sub-Adviser, and renew when necessary, a commodity trading authorization appointing Commodity Sub-Adviser as the Fund’s agent and attorney-in-fact for the purpose of trading Commodity Interests on behalf of the Fund. All trades for the account of the Fund directed by Commodity Sub-Adviser shall be made through such clearing broker or brokers as agreed between Sponsor and Commodity Sub-Adviser (each, a “clearing broker”). Notwithstanding the foregoing, Commodity Sub-Adviser may place orders for Commodity Interest transactions for the Fund through executing brokers or floor brokers selected by Commodity Sub-Adviser and may execute on behalf of the Fund “give-up” agreements with such executing brokers or floor brokers where necessary; provided that Commodity Sub-Adviser will provide Sponsor and the Fund on a quarterly basis with a list of the executing brokers or floor brokers Commodity Sub-Adviser is then using, and Sponsor may, within 5 days of receiving such list after consultation with Commodity Sub-Adviser, object to the use of an executing broker or floor broker because the Sponsor reasonably believes the use of such executing broker or floor broker would be detrimental to the Fund and its investors, and Commodity Sub-Adviser shall cease using such broker on behalf of the Fund. Any over-the-counter contracts in Commodity Interests transacted for the Fund’s account will be effected through the clearing broker or its affiliates, as agreed upon between Commodity Sub-Adviser and Sponsor. Commodity Sub-Adviser from time to time may select other dealers through which any such contracts will be traded, with the prior written consent of Sponsor.

Commodity Sub-Adviser further agrees that it:

(a)	will use the same degree of skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

(b)	will conform to all applicable rules and regulations of the United States Commodity Futures Trading Commission (the “CFTC”) in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental or self-regulatory authority pertaining to its commodity trading advisory activities;

(c)	will report regularly to Sponsor and will make appropriate persons available for the purpose of reviewing with representatives of Sponsor on a regular basis the management of the Fund’s Commodity Interests, including, without limitation, review of the general investment strategies of the Fund with respect to Commodity Sub-Adviser’s management of the Fund’s Commodity Interests and the performance of the Fund’s Commodity Interests in relation to standard industry indices and passively managed commodity index tracking funds and general conditions affecting the marketplace, and will provide various other reports from time to time as reasonably requested by Sponsor;

(d)	will not, without the prior written approval of Sponsor, materially deviate or change the Fund’s guidelines governing diversification, concentration and portfolio rebalancing of the Fund’s investments in individual commodities and commodity groups;

(e)	will monitor the pricing of the Fund’s Commodity Interests, and events relating to the commodity markets in which the Fund trades, and will notify Sponsor as soon as it is reasonably able of any market events or other situations that come to its attention (particularly those that may occur after the close of a foreign market in which the Fund’s Commodity Interests may primarily trade but before the time at which the Fund’s Commodity Interests are priced on a given day) that may materially impact the pricing of one or more of the Fund’s Commodity Interests. In addition, Commodity Sub-Adviser will assist Sponsor in evaluating the impact that such an event may have on the net asset value of the Fund and in determining a recommended fair value of the affected asset or assets; and

(f)	will prepare such books and records with respect to the Fund’s Commodity Interests as reasonably requested by Sponsor and will furnish Sponsor such periodic and special reports as Sponsor may reasonably request.

3. Preparation of Materials. Commodity Sub-Adviser will cooperate with the Fund in the Fund’s endeavors to prepare and update, or cause to be prepared and updated, if necessary, the Registration Statement and a prospectus and disclosure document included therein (the “Prospectus”), promotional brochures or other marketing materials as well as any other materials reasonably requested or required by Sponsor in connection with the organization, operation, or marketing of the Fund or the registration or renewal of registration of the Shares (as defined in the Prospectus) for sale to the public in all applicable jurisdictions (collectively, with the Registration Statement and Prospectus, the “Materials”). In this regard, Commodity Sub-Adviser will furnish to Sponsor such information as may be reasonably requested for inclusion in such Materials. Moreover, Commodity Sub-Adviser agrees to provide to Sponsor such information as Sponsor requests in order for Sponsor to make all necessary disclosures regarding Commodity Sub-Adviser, its principals, its trading performance, and otherwise as are required in the reasonable judgment of Sponsor to be made in such Materials.

4. Representations and Warranties of Sponsor. Sponsor hereby represents and warrants to Commodity Sub-Adviser that:

(a)	Sponsor is duly formed and validly existing as a Delaware limited liability company, with full power to carry out its obligations under this Agreement and the Trust Agreement.

(b)	This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of, Sponsor, enforceable in accordance with its terms.

(c)	Sponsor has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory agency or self-regulatory organization, necessary to be met in order to perform services for the Fund pursuant to this Agreement.

(d)	Sponsor is a commodity pool operator duly registered with the CFTC and is a member in good standing of the National Futures Association (“NFA”). Sponsor shall maintain such registration and membership in good standing during the term of this Agreement.

(e)	The Materials do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or omit to state any material information required to be disclosed therein under the Commodity Exchange Act of 1936 (“CEA”), the Securities Act of 1933, and the rules promulgated thereunder; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished to Sponsor by or on behalf of Commodity Sub-Adviser as to it, including, without limitation, all references to Commodity Sub-Adviser and its affiliates, controlling persons, members, directors, officers and employees, as well as to Commodity Sub-Adviser’s trading approach and past performance record, which has been or may be provided by Commodity Sub-Adviser for inclusion in the Materials.

(f)	Shares of the Fund will be offered and sold in compliance with the requirements set forth in the Registration Statement, the Prospectus, the Trust Agreement and CFTC Regulation 4.12(c) (“Rule 4.12(c)”). In connection with the offer and sale of the Shares, Sponsor will, and Sponsor will use its reasonable efforts to ensure that any third party selling agents will, comply fully at all times with all federal, state and foreign securities laws, the CEA, Rule 4.12(c), and all rules and regulations applicable to the offer and sale of the Shares to the public.

(g)	The representations and warranties made in this Agreement by Sponsor shall be continuing during the term of this Agreement, and if at any time any event has occurred which would make or tend to make any of the foregoing not true, Sponsor will promptly notify Commodity Sub-Adviser.

(h)	Commodity Sub-Adviser’s failure to perform any of its obligations under the Agreement will be excused in the event such failure results from the failure by Sponsor to perform its responsibilities under this Agreement, provided that Commodity Sub-Adviser shall notify Sponsor of its nonperformance and shall use commercially reasonable efforts to provide Services under this Agreement notwithstanding such failure.

5. Representations and Warranties of Commodity Sub-Adviser. Commodity Sub-Adviser hereby represents and warrants to the Sponsor that:

(a)	The information and materials relating to Commodity Sub-Adviser, its businesses, principals, and past performance record that has been requested by Sponsor, has been delivered to Sponsor and is current, accurate and complete in all material respects, and the Commodity Sub-Adviser is in compliance with all federal and state applicable laws, rules and regulations. Commodity Sub-Adviser will provide Sponsor with updated or amended copies of any such materials when and if such materials are updated or amended.

(b)	Commodity Sub-Adviser has met, and will continue to meet for so long as this Agreement remains in effect, any applicable federal or state requirements, or the applicable requirements of any regulatory agency or industry self-regulatory organization, necessary to be met in order to perform services for the Fund pursuant to this Agreement.

(c)	Commodity Sub-Adviser is registered as a commodity trading advisor with the CFTC and as a member of the NFA. Commodity Sub-Adviser shall maintain such registration and membership in good standing during the term of this Agreement. Further, Commodity Sub-Adviser agrees to notify Sponsor promptly upon (i) a statutory disqualification of Commodity Sub-Adviser under Sections 8a(2) or 8a(3) of the CEA, (ii) a suspension, revocation or limitation of Consultant’s commodity trading advisor or commodity pool operator registration or NFA membership, or (iii) the institution of an action or proceeding that could lead to a statutory disqualification under the CEA or an investigation by any governmental agency or self-regulatory organization of which Commodity Sub-Adviser is subject or has been advised it is a target (which investigation shall not include routine compliance examinations).

(d)	There are no material actions that are required to be disclosed pursuant to CFTC Rule 4.24(l), except for the actions identified on Exhibit A hereto.

(e)	Commodity Sub-Adviser has valid fidelity bond and errors and omissions insurance covering its obligations under this Agreement.

(f)	Commodity Sub-Adviser is a Delaware limited liability company with full power and authority to enter into this Agreement.

(g)	This Agreement has been duly and validly authorized, executed and delivered by, and is a valid and binding contract of, Commodity Sub-Adviser enforceable in accordance with its terms.

(h)	The representations and warranties made in this Agreement by Commodity Sub-Adviser shall be continuing during the term of this Agreement, and if at any time any event has occurred which would make or tend to make any of the representations and warranties in this Agreement not true, Commodity Sub-Adviser will promptly notify Sponsor.

6. Expenses. During the term of this Agreement, Commodity Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of investments (including brokerage commissions and other related expenses) purchased or sold for the Fund.

7. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, Sponsor will pay Commodity Sub-Adviser, and Commodity Sub-Adviser agrees to accept as full compensation therefor, an annual management fee based on the Fund’s average daily net assets (total assets of the Fund, minus the sum of its accrued liabilities) calculated as follows:

Fund (Ticker)	Annual Management Fee
-1x Short VIX Futures ETF (SVIX)	0.10%

Sponsor shall pay the annual management fee, waived for the first 6 months of the Fund’s operations or until the Fund reaches $35m in Average Daily Net Assets.

The management fee shall accrue on each calendar day, and shall be payable monthly in arrears on the first business day of the next succeeding calendar month. The daily fee accrual shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual rate of fee, and multiplying this product by the net assets of the Fund (not reduced by its cash reserves) as of the close of business on the last preceding business day on which the Fund’s net asset value was determined. The Fund’s net asset value for this purpose shall be calculated as provided in the Fund’s prospectus then in effect.

For the month and year in which this Agreement becomes effective or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement is in effect during the month and year, respectively.

8. Independence of Commodity Sub-Adviser. Commodity Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent Sponsor or the Fund in any way or otherwise be deemed an agent of Sponsor or the Fund. Commodity Sub-Adviser shall not offer or sell or solicit any offers to purchase the Shares. However, when requested by Sponsor at such reasonable times and upon adequate notice as mutually agreed to, Commodity Sub-Adviser will assist in the general explanation and presentation of Commodity Sub-Adviser’s trading strategies and methods solely as it relates to the Fund, to the employees of Sponsor or its affiliates and to the Fund’s selling agents or to other agents of Sponsor; provided, however, that nothing in this section will require Commodity Sub-Adviser to disclose confidential and proprietary information concerning its trading strategies and methods. The parties acknowledge that Commodity Sub-Adviser, individually or in conjunction with Sponsor, has not been an organizer or promoter of the Fund. Nothing herein contained shall be deemed to require the Fund to take any action contrary to the Trust Agreement, Rule 4.12(c), or any applicable statute, regulation or exchange rule.

9. Right to Advise Others; Position Limits.

(a)	Commodity Sub-Adviser’s present business is advising with respect to the purchase and sale of Commodity Interests. The services provided by Commodity Sub-Adviser under this Agreement are not to be deemed exclusive. Sponsor acknowledges that, subject to the terms of this Agreement, Commodity Sub-Adviser may render advisory, consulting and management services to other clients. Commodity Sub-Adviser shall be free to advise others and manage other Commodity Interest trading accounts, including accounts owned by it or its principals, during the term of this Agreement and to use the same or different information, computer programs and trading strategy which it obtains, produces or utilizes in the performance of services for the Fund. In that connection, however, Commodity Sub-Adviser represents and warrants that: (i) in rendering consulting, advisory and management services to other Commodity Interest trading accounts and entities, it will use its best efforts to achieve an equitable treatment of all accounts and will use a fair and reasonable system of order entry for all accounts, and (ii) it will not deliberately use any investment strategies for the Fund which it or its principals know are inferior to those currently offered by Commodity Sub-Adviser and employed by Commodity Sub-Adviser for other accounts. In respect of the preceding sentence, the Sponsor recognizes that the Commodity Sub-Adviser employs other investment strategies not utilized by the Fund that may have different return characteristics but with different fees, volatility, or risk.

(b)	Commodity Sub-Adviser agrees to comply with the position limits imposed on certain Commodity Interest contracts by the CFTC or applicable contract market. If, at any time during the term of this Agreement, Commodity Sub-Adviser is required to aggregate the Fund’s Commodity Interest positions with the positions of any other person for purposes of applying the CFTC or exchange imposed speculative position limits, Commodity Sub-Adviser will promptly notify Sponsor if the Fund’s positions are included in an aggregate amount which exceeds the applicable speculative position limit. Commodity Sub-Adviser represents that, if speculative position limits are reached in any Commodity Interest contract, it will modify the trading instructions to the Fund’s account in a reasonable and good faith effort to achieve an equitable treatment. Commodity Sub-Adviser currently believes and represents that such speculative limits will not materially affect its investment recommendations or strategy for the Fund given Commodity Sub-Adviser’s current accounts and all proposed accounts for which Commodity Sub-Adviser has a contract to act as a commodity trading advisor and its ability to rely on the CFTC’s independent account controller exemption from aggregation in Part 150 of the CFTC regulations.

10. Records of the Fund. Sponsor will instruct the Fund’s clearing broker(s) to furnish copies of all trade confirmations and monthly trading reports to Commodity Sub-Adviser. Commodity Sub-Adviser will maintain a record of all trading orders for the Fund’s account that have been filled and will monitor the Fund’s open positions. Upon the request of Sponsor, Commodity Sub-Adviser shall permit Sponsor or its agents to inspect such information as Sponsor may reasonably request. With respect to the principals, Commodity Sub-Adviser will provide records indicating whether its principals have proprietary accounts with a long/short strategy

11. Indemnity and Liability.

(a)	In any threatened, pending or completed action, suit, or proceeding to which Commodity Sub-Adviser, its members, officers, directors, employees or associated persons (collectively, “its affiliates”) was or is a party or is threatened to be made a party by reason of the fact that Commodity Sub-Adviser is or was a commodity trading advisor of the Fund or otherwise, the Fund and the Sponsor, jointly and severally, shall indemnify and hold harmless, subject to subsection (d) below, Commodity Sub-Adviser and its affiliates against any loss, liability, damage, cost, expenses (including attorneys’ fees and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it or its affiliates in connection with any action, suit or proceeding if Commodity Sub-Adviser acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Fund, and provided that its conduct does not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under this Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that Commodity Sub-Adviser did not act in good faith or in a manner which it reasonably believed to be in or not opposed to the best interests of the Fund.

(b)	Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against Commodity Sub-Adviser or its affiliates may, in the sole discretion of Sponsor, be paid by the Fund in advance of the final disposition of such action, suit or proceeding, if and to the extent that the person on whose behalf such expenses are paid shall agree to reimburse the Fund in the event indemnification is not permitted under this Section.

(c)	Subject to 11(h), Commodity Sub-Adviser agrees to indemnify, defend and hold harmless the Fund, Sponsor and its affiliates (as defined above) against any loss, liability, damage, cost, expenses (including attorneys’ fees and accountants’ fees), judgments and amounts paid in settlement actually and reasonably incurred by it or its affiliates by reason of any act or omission of Commodity Sub-Adviser relating to the Fund (including costs and expenses of investigating and defending any claims, demand or suit and attorneys’ and accountants’ fees) if such act involved willful misfeasance, bad faith or gross negligence on the part of Commodity Sub-Adviser in the performance of its duties under this Agreement, or by reason of its reckless disregard of its obligations and duties under this Agreement.

(d)	The foregoing provisions for indemnification shall survive the termination of this Agreement.

(e)	Commodity Sub-Adviser acknowledges as to it that the indemnities provided in this Agreement by Sponsor and the Fund to Commodity Sub-Adviser shall be inapplicable in the event of any liability accruing to the extent, if any, caused by or based upon Commodity Sub-Adviser’s misrepresentations, omissions or breach of any warranty in this Agreement.

(f)	The Fund and Sponsor acknowledge as to each of them that the indemnities provided in this Agreement by the Commodity Sub-Adviser to the Fund and Sponsor shall be inapplicable in the event of any liability accruing to the extent, if any, caused by or based upon the Fund’s or Sponsor’s misrepresentations, omissions or breach of any warranty in this Agreement.

(g)	Notwithstanding anything in this Agreement to the contrary, all securities laws impose liabilities under certain circumstances on persons who act in good faith, and, therefore, nothing in this Agreement shall constitute a waiver or limitation of liability under such laws to the extent (but only to the extent) such liability may not be waived, modified or limited.

(h)	Commodity Sub-Adviser will perform all Services in accordance with applicable professional standards. In the event of any claim arising from services provided by Commodity Sub-Adviser at any time, the total liability of Commodity Sub-Adviser, its officers, directors, agents and employees to Sponsor or any Fund shall not exceed three million dollars ($3,000,000). This limit applies regardless of the theory of law under which a claim is brought, including negligence, tort, contract or otherwise. In no event shall Commodity Sub-Adviser be liable for lost profits of Sponsor or any other type of incidental or consequential damages. The foregoing limitations shall not apply in the event of the intentional fraud or willful malfeasance of Commodity Sub-Adviser. This Section 11(h) shall survive termination of the Agreement.

12. Term; Termination; Amendment. This Agreement shall become effective with respect to the Fund as of the day and time the initial public offering of the Fund’s shares pursuant to the Registration Statement closes and shall remain in effect until otherwise terminated pursuant to this Section.

This Agreement may be terminated at any time, without penalty, by either Sponsor or Commodity Sub-Adviser upon 120 days written notice.

This Agreement may be terminated, without penalty, by Commodity Sub-Adviser upon 90 days written notice to Sponsor in the event either (i) there are amendments to the Fund’s Amended and Restated Trust Agreement or to the Fund’s investment objectives, policies and restrictions that are not reasonably acceptable to Commodity Sub-Adviser, or (ii) Sponsor objects to the use of an executing broker or floor broker that the Commodity Sub-Adviser represents to Sponsor is critical to implement the Fund’s investment program and whose brokerage commission rates are competitive with other recognized and experienced executing brokers or floor brokers.

Termination of this Agreement shall not affect the right of Commodity Sub-Adviser to receive payments on any unpaid balance of the compensation described in Section 7 earned prior to the effective date of such termination.

13. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, using overnight delivery service with a trackable service, to the other party

If to Sponsor: Justin Young Volatility Shares LLC 100 S. Bedford Road, Suite 340 Mt. Kisco, NY 10549	If to Commodity Sub-Adviser: Attention: Legal Milliman Financial Risk Management 71 S. Wacker Drive, 31st Floor Chicago, IL 60606

or such address as each such party may later designate for the receipt of such notice.

14. Assignment and Successors. This Agreement may not be assigned nor the duties hereunder delegated by either party without the express written consent of the other party. This Agreement is made solely for the benefit of, and shall be binding upon, the parties and their respective successors and assigns, and no other person shall have any right or obligation under it.

15. Notice of Threatened, Pending or Completed Actions, Suits or Proceedings.

(a)	Sponsor will promptly give written notice to Commodity Sub-Adviser of: (i) any threatened, pending or completed action, suit or proceedings (including without limitation any reparations or administrative proceeding threatened or instituted under the CEA) to which Sponsor or the Fund was or is a party or is threatened to be a party; and (ii) any judgments or amounts paid by Sponsor or the Fund in settlement in connection with any such threatened, pending or completed action, suit or proceeding.

(c)	Written notices required to be given pursuant to this Section 16 shall contain all pertinent information concerning the threatened, pending or completed action, suit or proceeding and, in the case of any pending or completed action suit or proceeding, shall include a copy of the complaint, petition or similar documents asserting a claim.

(d)	Sponsor and Commodity Sub-Adviser agree to use their best efforts to maintain the confidentiality of notices received pursuant to this Section 16 and agree not to disclose the contents of such notices to persons other than their affiliates and advisors, or except as may be required, in their good faith judgment, by any applicable law or regulation.

16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby.

(a)	Except as necessary to meet legal or regulatory requirements (e.g., reporting requirements set forth by the Securities and Exchange Commission), neither Party shall use the other Party’s name, trademark, service mark, logo, or refer to the other Party directly or indirectly in any media release, public announcement, or public disclosure relating to this Agreement or its subject matter, including in any promotional or marketing materials, customer lists or business presentations without the prior written consent from the other Party.

17. Applicable Law, Entire Agreement, Amendments, Arbitration. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of New York. This Agreement is the entire agreement of the parties in respect of the subject matter and may be amended only by a writing signed by the parties. In the event of any dispute arising out of or relating to this Agreement, the Parties agree that the dispute will be resolved by final and binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place before a panel of three arbitrators. Within 30 days after the commencement of the arbitration, each party shall designate in writing a single independent arbitrator. The two arbitrators designated by the Parties shall then select a third arbitrator. Each arbitrator shall have a background in either investment management, actuarial science or law. The arbitrators shall have the authority to permit limited discovery, including depositions, prior to the arbitration hearing, and such discovery shall be conducted consistent with the Federal Rules of Civil Procedure. The arbitrators shall have no power or authority to award damages in excess of the limitation of liability set forth herein or otherwise award damages disclaimed under this Agreement. The arbitrators may, in their discretion, award the cost of the arbitration, including reasonable attorney fees, to the prevailing party. Any award made may be confirmed in any court having jurisdiction. Any arbitration shall be confidential, and except as required by law, neither Party may disclose the content or results of any arbitration hereunder without the prior written consent of the other Party, except that disclosure is permitted to a Party’s auditors, legal advisors, regulators and financial advisors.

18. Obligations of Fund Only. This Agreement is executed on behalf of the Fund by officers of the Sponsor as officers and not individually and the obligations imposed upon the Fund by this Agreement are not binding upon any of the Trust’s officers individually, the Fund’s shareholders individually or any other Fund, but are binding only upon the assets and property of each Fund separately.

19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

20. Force Majeure. Neither Party will be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent: (i) the default or delay is caused, directly or indirectly, by fire, flood, pandemic, elements of nature or acts of God, or any other cause beyond the reasonable control of the Party; and (ii) the non-performing Party is without fault and the default or delay could not have been prevented by reasonable precautions (“Force Majeure Event”). The non-performing Party is excused from further performance for as long as such circumstances prevail and the Party continues to use reasonable efforts to recommence performance. Any Party so delayed will promptly notify the Party to whom performance is due and describe the circumstances causing the delay.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Sponsor and Commodity Sub-Adviser have caused this Agreement to be executed as of the day and year first above written.

Volatility Shares, LLC, a Delaware limited liability company		Milliman Financial Risk Management LLC, a Delaware limited liability company

By:		By:

Name:	Justin P. Young	Name:
Title:	President	Title:

[Signature page to Commodity Sub-Advisory Agreement]

EXHIBIT A

(Section 5e)
(List Administrative, Civil or Criminal Actions, Pending or Concluded, or Indicate “None”)

A-1

EXHIBIT B

Fund (ticker symbol)

-1x Short VIX Futures ETF (SVIX)

B-1